SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant To Section 14(a) Of
                    The Securities Exchange Act Of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Section 240.14a-12

                         ICN Pharmaceuticals, Inc.
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              (Name of Registrant as Specified in its Charter)

                                    N/A
          --------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
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     (4) Proposed maximum aggregate value of transaction:
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     (5) Total fee paid:
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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
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     (2) Form, Schedule or Registration Statement No.:
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     (3) Filing Party:
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     (4) Date Filed:
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ICN Pharmaceuticals, Inc. issued the following press release on April 18,
2002.

                 [Letterhead of ICN Pharmaceuticals, Inc.]


                 ICN Pharmaceuticals Urges Shareholders to
                          Ignore Opposition Proxy



   -- Advises Shareholders to Vote Only After Receiving Proxy from ICN --



     Costa Mesa, CA, April 18, 2002 - ICN Pharmaceuticals (NYSE: ICN) today urged shareholders to ignore the proxy materials mailed this week by an opposition group of minority shareholders, and vote only after they receive proxy materials from ICN directly. The opposition group of two organizations has commenced a proxy fight in order to elect its own slate of nominees to ICN's Board.

     "We strongly urge shareholders to refrain from voting until they have had the benefit of hearing from the ICN board and management," said Alan Charles, Executive Vice President of Corporate Relations for ICN. "ICN will be sending its own proxy material in the near future, and shareholders should carefully review those materials to hear the full story before they vote."

     "ICN has achieved remarkable success since its inception more than 40 years ago," Charles added.

     The company has continued to post record results, and its stock has outperformed several major indices in the last twelve months. For the year 2001, ICN posted record full year revenues of $858 million and record full year pre-tax income of $144 million. Year over year from March 2001 through March 2002 ICN outperformed the drug industry by 42%. Most recently, the company successfully completed the IPO of Ribapharm, raising over $260 million.

     Charles also said, "When you examine the accomplishments of the company, led by a strong and experienced board and management team, shareholders will understand that this proxy fight makes no sense. This is clearly an attempt to disrupt our efforts to complete our planned restructuring to deliver value to our shareholders. The actions of the opposition are not designed for the benefit all of shareholders at large, but rather for their own narrow interests."

     ICN, headquartered in Costa Mesa, California, is an innovative research-based company. Its therapeutic focus is in anti-infectives, including anti-viral, dermatology, and oncology.

     Additional information is also available on the Company's Web site at http://www.icnpharm.com.

ICN stockholders are strongly advised to read the proxy statement relating to ICN's 2002 annual meeting of stockholders when it becomes available, as it will contain important information. Stockholders will be able to obtain this proxy statement, any amendments to the proxy statement and other documents filed by ICN with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. In addition, ICN will mail the proxy statement to each stockholder of record on April 9, 2002. ICN will also make additional copies of the proxy statement and any amendments to the proxy statement available for free to ICN's stockholders. Please direct your request for the proxy statement to Investor Relations, ICN Pharmaceuticals, Inc., 3300 Hyland Avenue, Costa Mesa, California 92626, telephone (714) 545-0100, extension 3013.

ICN, its executive officers and directors may be deemed to be participants in the solicitation of proxies for ICN's 2002 annual meeting of stockholders. Information regarding these participants is contained in a filing under Rule 14a-12 filed by ICN with the Securities and Exchange Commission on April 12, 2002.

THE 'SAFE HARBOR' STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains forward-looking statements that involve risks and uncertainties, including but not limited to, projections of future sales, operating income returns on invested assets, regulatory approval processes, and other risks detailed from time to time in the Company's Securities and Exchange Commission filings.


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